Exhibt 5.1
Peccole Professional Park 10080 West Alta Drive, Suite 200 Las Vegas, Nevada 89145 702.385.2500 fax 702.385.2086 hutchlegal.com

June [ ], 2019

Board of Directors
SANUWAVE Health, Inc.
3360 Martin Farm Road, Ste 100
Suwanee, GA 30024

Re:
SANUWAVE Health, Inc./Registration Statement
on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to SANUWAVE Health, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (“SEC”), on or about the date hereof, pursuant to the federal Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 (File No. [ ]) (the “Registration Statement”) covering the offer and sale of up to 76,204,992 shares of the Company’s common stock, $0.001 par value (“Common Stock”), consisting of (a) resale, following issuance thereof to such noteholders, of 8,528,249 shares of Common Stock reserved for issuance and issuable upon the conversion of certain promissory notes issued in private placements described in the Registration Statement, (b) resale, following issuance thereof to such noteholders, of 26,666,487 shares of Common Stock reserved for issuance and issuable upon the conversion of certain promissory notes issued in private placements described in the Registration Statement, (c) resale, following issuance thereof to such warrantholders, of 3,803,932 shares of Common Stock reserved for issuance and issuable upon the exercise of certain warrants issued in private placements described in the Registration Statement, (d) resale, following issuance thereof to such warrantholders, of 22,124,998 shares of Common Stock reserved for issuance and issuable upon the exercise of certain warrants issued to the placement agent in connection with the private placements described in the Registration Statement, (e) resale, following issuance thereof to such warrantholders, of 182,217 shares of Common Stock reserved for issuance and issuable upon the exercise of certain warrants issued to the placement agent in connection with the private placements described in the Registration Statement, (f) resale, following issuance thereof to such warrantholders, of 2,089,317 shares of Common Stock reserved for issuance and issuable upon the exercise of certain warrants issued to the placement agent in connection with the private placements described in the Registration Statement, (g) resale, following issuance thereof to such warrantholders, of 8,049,091 shares of Common Stock reserved for issuance and issuable upon the exercise of certain warrants issued to employees, board of directors, medical advisory board members, and venders in connection with services provided described in the Registration Statement (collectively with the shares in clauses (c), (d), (e), and (f) above, the “Warrant Shares”), and (h) resale, following issuance thereof to such noteholders, of 4,760,701 shares of Common Stock reserved for issuance and issuable upon the conversion of certain short term promissory notes issued as described in the Registration Statement (collectively with the shares in clauses (a) and (b) above, the “Convertible Shares”), all as more fully described in the Registration Statement.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of SEC Regulation S-K (12 C.F.R. § 229.601(b)(5)).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on May 6, 2004, as amended by a Certificate of Amendment as filed with the Secretary of State of Nevada on November 5, 2009, as amended by a Certificate of Amendment as filed with the Secretary of State of Nevada on May 29, 2012, as amended by a Certificate of Amendment as filed with the Secretary of State of Nevada on September 8, 2015; (iii) the Bylaws of the Company; and (iv) certain resolutions of the Board of Directors of the Company dated June 13, 2019. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder, and, other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

Based upon and subject to the foregoing, we are of the opinion that:

(1) The Convertible Shares have been duly authorized for issuance and, when issued and paid for in accordance with the provisions of the applicable promissory notes, including the conversion rights set forth therein, the Convertible Shares will be validly issued, fully paid and non-assessable.

(2) The Warrant Shares have been duly authorized for issuance and, when issued and paid for in accordance with the provisions of the applicable warrants, including the payment of the exercise price therefor, the Warrant Shares will be validly issued, fully paid and non-assessable.

We disclaim any undertaking to advise you of any changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal or state securities laws related to the issuance and sale of the Securities.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Amendment, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

HUTCHISON & STEFFEN, PLLC